Exhibit 4.4

INDENTURE

CENCOSUD S.A.,

as Issuer

CENCOSUD RETAIL S.A.,

as Guarantor

4.875% SENIOR NOTES DUE 2023

THE BANK OF NEW YORK MELLON,

as Trustee, Paying Agent, Registrar and Transfer Agent

and

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.,

as Luxembourg Paying Agent and Luxembourg Transfer Agent

Dated as of December 6, 2012

TABLE OF CONTENTS

		Page
ARTICLE I

Definitions; Incorporation by Reference and Rules of Construction

SECTION 1.01.	Definitions	1
SECTION 1.02.	Rules of Construction	7

ARTICLE II

The Securities

SECTION 2.01.	Amount of Securities; Issuable in Series	7
SECTION 2.02.	Form and Dating	8
SECTION 2.03.	Execution and Authentication	8
SECTION 2.04.	Registrar, Paying Agent and Transfer Agent	9
SECTION 2.05.	Paying Agent To Hold Money in Trust	9
SECTION 2.06.	Holder Lists	10
SECTION 2.07.	Transfer and Exchange	10
SECTION 2.08.	Replacement Securities	11
SECTION 2.09.	Outstanding Securities	11
SECTION 2.10.	Temporary Securities	11
SECTION 2.11.	Cancellation	11
SECTION 2.12.	Defaulted Interest	12
SECTION 2.13.	CUSIP and ISIN Numbers	12
SECTION 2.14.	Denomination	12
SECTION 2.15.	Open Market Purchases	12

ARTICLE III

General Redemption Provisions

SECTION 3.01.	Notices to Trustee	12
SECTION 3.02.	Notice of Redemption	13
SECTION 3.03.	Effect of Notice of Redemption	13
SECTION 3.04.	Deposit of Redemption Price	14

ARTICLE IV

Optional Redemption

SECTION 4.01.	Tax Redemption	14
SECTION 4.02.	Make-Whole Redemption	15

i

Appendix A	–	Provisions Relating to Securities
Exhibit 1 to Appendix A	–	Form of Security
Exhibit 2 to Appendix A	–	Form of Regulation S Transfer Certificate
Exhibit 3 to Appendix A	–	Form of Rule 144A Transfer Certificate

INDENTURE dated as of December 6, 2012, among Cencosud S.A., a sociedad anónima organized under the laws of Chile (the “Company”), Cencosud Retail S.A., a sociedad anónima organized under the laws of Chile and a majority-owned subsidiary of the Company, as guarantor (the “Guarantor”), The Bank of New York Mellon, a corporation duly organized and existing under the laws of the State of New York authorized to conduct a banking business, as Trustee (the “Trustee”), Registrar, Paying Agent and Transfer Agent (as such terms are defined below), and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent (the “Luxembourg Paying Agent”) and Luxembourg Transfer Agent (the “Luxembourg Transfer Agent”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 4.875% Senior Notes due 2023, to be issued, from time to time, as in this Indenture provided (the “Securities”).

ARTICLE I

Definitions; Incorporation by Reference and Rules of Construction

SECTION 1.01. Definitions.

“Additional Amounts” has the meaning set forth in Section 5.05(a) hereof.

“Additional Securities” means Securities issued pursuant to Section 2.01(c) hereof, if any.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Attributable Value” means, as to any particular lease under which the Company or any Subsidiary is at any time liable as lessee and any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such date at a rate per annum equivalent to the interest rate inherent in such lease (as determined in good faith by the Company in accordance with generally accepted financial practice).

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means each day that is not a Legal Holiday.

“Chile” means the Republic of Chile.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Securities.

“Company Order” has the meaning set forth in Section 2.03(d) hereof.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to a redemption date, (a) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations or (b) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Tangible Assets” means the total of all assets appearing on a consolidated balance sheet of the Company and the Subsidiaries, net of all applicable reserves and deductions, but excluding goodwill, trade names, trademarks, patents, unamortized debt discount and all other like intangible assets, less the aggregate of the current liabilities of the Company and the Subsidiaries appearing on such balance sheet as determined in accordance with IFRS.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 4E, New York, New York 10286, Attention: International Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Holders, the Company and the Guarantor, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders, the Company and the Guarantor).

“Covenant Defeasance” has the meaning set forth in Section 9.01(c) hereof.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Event of Default” has the meaning set forth in Section 7.01 hereof.

“Excess Additional Amounts” means Additional Amounts in respect of interest received on the Securities at a rate of withholding or deduction in excess of 4.0%.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Global Securities” has the meaning set forth in Appendix A.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, direct or indirect, contingent or otherwise, or entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantee” shall not apply to a guarantee of intercompany indebtedness among the Company and the Subsidiaries or among the Subsidiaries.

“Guaranteed Obligations” has the meaning set forth in Section 11.01(a) hereof.

“Guarantor” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, including the successor for purposes of any provision contained herein.

“Holder” means the Person in whose name a Security is registered on the Security Register described in Section 2.04 hereof.

“IFRS” means International Financial Reporting Standards or other accounting standards generally accepted in Chile, as required by the SVS for Chilean public companies, in each case as in effect from time to time.

“Indebtedness” means, with respect to any Person (without duplication) (a) any obligation of such Person (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) under any reimbursement obligation relating to a letter of credit other than letters of credit in the ordinary course of business, (iv) for the payment of money relating to any obligations under any capital lease of real or personal property, (v) under any agreement or instrument in respect of an interest rate or currency swap, exchange or hedging transaction or other financial derivatives transaction, (vi) to pay the deferred and unpaid purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such service or (vii) a Guarantee of such Person; and (b) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clause (a) above. For the purpose of determining any particular amount of Indebtedness under this definition, Guarantees of (or obligations with respect to letters of credit) Indebtedness otherwise included in the determination of such amount shall not be included. For the avoidance of any doubt, any obligation that is non-recourse to any such Person shall not be deemed to be Indebtedness under this definition.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Investment Banker” means one of the Reference Treasury Dealers.

“Interest Payment Date” means January 20 and July 20 of each year, commencing on July 20, 2013, or if such date is not Business Day on the next succeeding Business Day.

“Issue Date” means December 6, 2012.

“Legal Defeasance” has the meaning set forth in Section 9.01(b) hereof.

“Legal Holiday” has the meaning set forth in Section 12.06 hereof.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind.

“Luxembourg Paying Agent” has the meaning set forth in the first paragraph of this Indenture and its successors and assigns.

“Luxembourg Transfer Agent” has the meaning set forth in the first paragraph of this Indenture and its successors and assigns.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company or the Guarantor, as applicable.

“Officer’s Certificate” means a certificate signed by an Officer of the Company or the Guarantor, as applicable, and delivered to the Trustee. Any Officer’s Certificate required by this Indenture to be provided to the Trustee or any Paying Agent for these purposes shall be deemed to be duly provided if telecopied or emailed to the Trustee or such Paying Agent, as applicable.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, the Guarantor or the Trustee.

“Original Securities” has the meaning set forth in Section 2.03(d) hereof.

“Paying Agent” has the meaning set forth in Section 2.04(a) hereof.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“principal” means, with respect to any Indebtedness (including the Securities), the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

“Protected Purchaser” means a purchaser of a Security, or of an interest therein, who (a) gives value, (b) does not have notice of any adverse claim to the Security, and (c) obtains control of the Security.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Record Date” means the close of business on January 5 or July 5, as applicable (whether or not a Business Day).

“Reference Treasury Dealer” means J.P. Morgan Securities LLC, BNP Paribas Securities Corp. and Mizuho Securities USA Inc. or their affiliates which are primary United States government securities dealers and not less than two other leading primary United States government securities dealers in New York City, New York reasonably designated by the Company; provided that if any of the foregoing cease to be a primary United States government securities dealer in New York City, New York (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at or about 3:30 p.m. (New York City time) on the third Business Day preceding such redemption date.

“Registrar” has the meaning assigned to it in Section 2.04(a) hereof.

“Relevant Jurisdiction” has the meaning assigned to it in Section 4.01 hereof.

“Remaining Scheduled Payments” means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if that redemption date is not an Interest Payment Date with respect to such Securities, the amount of the next succeeding scheduled interest payment thereon shall be reduced by the amount of interest accrued thereon to that redemption date.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or any Subsidiary sells or transfers any property to any Person with the intention of taking back a lease of such property pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life thereof and such property is in fact so leased.

“Securities” has the meaning assigned to such term in the second paragraph of this Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Register” has the meaning assigned to it in Section 2.04 hereof.

“Significant Subsidiaries” means collectively, (a) each Subsidiary of the Company which would be a “significant subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission as in effect on the date of this Indenture, assuming the Company is the registrant referred to in such definition, and (b) to the extent not a “significant subsidiary” pursuant to clause (a) above, the Guarantor.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred).

“Subsidiary” means any corporation or other business entity of which the Company owns or controls (either directly or through one or more other Subsidiaries) more than 50% of the issued share capital or other ownership interests, in each case having ordinary voting power to elect or appoint directors, managers or trustees of such corporation or other business entity (whether or not capital stock or other ownership interests or any other class or classes have or might have voting power upon the occurrence of any contingency) including, without limitation, the Guarantor.

“Subsidiary Guarantee” has the meaning set forth in Section 11.01(a) hereof.

“SVS” means the Chilean Securities and Insurance Commission (Superintendencia de Valores y Seguros).

“Taxes” has the meaning set forth in Section 5.05(a) hereof.

“Transfer Agent” has the meaning set forth in Section 2.04(a) hereof.

“Transfer Restricted Securities” means Securities that bear or are required to bear the Restricted Securities Legend (as defined in Section 2.1(f) of the Appendix A).

“Treasury Rate” means, with respect to a redemption date, the rate per annum equal to the semi-annual equivalent yield-to-maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trust Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article VIII of this Indenture and, thereafter, means the successor.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Company’s option.

SECTION 1.02. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular; and

(f) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer thereof dated such date prepared in accordance with IFRS.

ARTICLE II

The Securities

SECTION 2.01. Amount of Securities; Issuable in Series.

(a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. All Securities shall be identical in all respects other than issue date, issue price and the first interest payment date. The Securities may be issued in one or more series; provided, however, that any Securities issued with original issue discount (“OID”) for U.S. Federal income tax purposes shall not be issued as part of the same series as any Securities that are issued with a different amount of OID or are not issued with OID, unless the Original Securities and the Additional Securities would be treated as part of the same issue for U.S. Federal income tax purposes.

(b) With respect to any Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Original Securities pursuant to Section 2.07, Section 2.08 or Section 2.10 hereof), there shall be established in or pursuant to a resolution of the Board of Directors, and subject to Section 2.03 hereof, set forth, or determined in the manner provided in an Officer’s Certificate of the Company, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities:

(i) whether such Securities shall be issued as part of a new or existing series of Securities and the title of such Securities (which shall distinguish the Securities of the series from Securities of any other series);

(ii) the aggregate principal amount of such Securities that may be authenticated and delivered under this Indenture;

(iii) the issue price, issue date and first interest payment date of such Securities, including the date from which interest on such Securities shall accrue;

(iv) if applicable, that such Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositories for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Exhibit 1 to Appendix A and any circumstances in addition to or in lieu of those set forth in Section 2.2 of Appendix A in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Security or a nominee thereof; and

(v) any CUSIP(s), ISIN(s) or other identifying numbers.

(c) If any of the terms of any Securities are established by action taken by the Board of Directors, a Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officer’s Certificate of the Company or the trust indenture supplemental hereto setting forth the terms of such Securities.

SECTION 2.02. Form and Dating. Provisions relating to the Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix A”) which is hereby incorporated in, and expressly made part of, this Indenture. The Original Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix A which is hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which each of the Company and the Guarantor is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Company and the Guarantor. Each Security shall be dated the date of its authentication.

SECTION 2.03. Execution and Authentication.

(a) An Officer of the Company shall sign the Securities for the Company by manual or facsimile signature.

(b) If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(c) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(d) On the Issue Date, the Trustee shall authenticate and deliver U.S.$1,200,000,000 aggregate principal amount of 4.875% Senior Notes due 2023 (the “Original Securities”) and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by an Officer of the Company (the “Company Order”). Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

(e) The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent.

SECTION 2.04. Registrar, Paying Agent and Transfer Agent.

(a) The Company shall maintain an office or agency in The City of New York, New York (which office or agency may be an office of the Trustee or an affiliate of the Trustee) where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Securities Register”). The Company shall also maintain an office or agency in The City of New York, New York (which office or agency may be an office of the Trustee or an affiliate of the Trustee) where Securities may be presented or surrendered for transfer or for exchange (the “Transfer Agent”). The Company may have one or more co-registrars and one or more additional paying agents and transfer agents. The term “Paying Agent” includes any additional paying agent and the term “Transfer Agent” includes any additional transfer agent.

(b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Transfer Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall promptly notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Transfer Agent, the Trustee shall act as such, to the extent that it is lawful to so act, and shall be entitled to appropriate compensation therefor pursuant to Section 8.06 hereof. The Company or any Subsidiary may act as Paying Agent, Registrar, Transfer Agent or co-registrar.

(c) The Company initially appoints the Trustee as Registrar, Paying Agent and Transfer Agent in connection with the Securities.

(d) So long as the Securities are listed on the Official List of the Luxembourg Stock Exchange and the Luxembourg Stock Exchange rules so require, there shall be a Paying Agent and Transfer Agent in Luxembourg. The Company initially appoints The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg Paying Agent and Luxembourg Transfer Agent in connection with the Securities.

SECTION 2.05. Paying Agent To Hold Money in Trust. On or before 12:00 p.m. (New York) time, at least one Business Day prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest, together with any Additional Amounts then due, when so becoming due. Each Paying Agent a party to this Indenture agrees that, and the Company shall require each Paying Agent not a party to this Indenture to agree in writing that, the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.05, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07. Transfer and Exchange.

(a) The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer only upon receipt by the Company and the Registrar of such Opinions of Counsel, certificates and/or other information reasonably required by and satisfactory to each in order to ensure compliance with the Securities Act. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate and deliver Securities at the Registrar’s or co-registrar’s request. The Company and the Registrar may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected and delivered for redemption or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an Interest Payment Date.

(b) Prior to the due presentation for registration of transfer of any Security, the Company, the Guarantor, the Trustee, any Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, interest and Additional Amounts, if any, on such Security and for all other purposes whatsoever, whether or not presentation of such Security is overdue, and none of the Company, the Guarantor, the Trustee, any Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(c) All Securities issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

SECTION 2.08. Replacement Securities. In the event that any Security shall become mutilated, defaced, destroyed, lost or stolen, the Company shall execute and, upon the Company’s request, the Trustee shall authenticate and deliver a new Security, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, and bearing interest from the date to which interest has been paid on such Security, in exchange and substitution for such Security (upon surrender and cancellation thereof in the case of a mutilated or defaced Security) or in lieu of and substitution for such Security. In the event that such Security is destroyed, lost or stolen, the applicant for a substitute Security shall furnish to the Company, the Guarantor, the Trustee, any Paying Agent (including, without limitation, the Luxembourg Paying Agent), any Transfer Agent (including, without limitation, the Luxembourg Transfer Agent), the Registrar and any co-registrar such security or indemnity as may be required by them to hold each of them harmless, and, in every case of destruction, loss or theft of such Security, the applicant shall also furnish to the Company, the Guarantor and the Trustee satisfactory evidence of the destruction, loss or theft of such Security and of the ownership thereof. Upon the issuance of any substituted Security, the Company may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including the fees and expenses of the Trustee) connected therewith.

SECTION 2.09. Outstanding Securities.

(a) Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

(b) If a Security is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a Protected Purchaser.

(c) If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, each Transfer Agent and each Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation in accordance with its current practice unless the Company directs the Trustee in writing to deliver cancelled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest (a) to the persons who are Holders on a subsequent special Record Date or (b) to persons who are Holders in any other lawful manner not inconsistent with the rules of any applicable securities exchange if deemed practicable by the Trustee. The Company or the Guarantor, as applicable, shall fix or cause to be fixed any such special Record Date (which special Record Date shall not be more than 15 nor less than 10 days prior to the payment date) and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special Record Date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13. CUSIP and ISIN Numbers. The Company in issuing the Securities may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall notify the Trustee, in writing, of any change in any CUSIP or ISIN numbers.

SECTION 2.14. Denomination. The Securities will be issued in fully registered form without interest coupons attached and will be issued in denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.

SECTION 2.15. Open Market Purchases. Each of the Company and the Guarantor may at any time purchase Securities in the open market or otherwise at any price. Any such purchased Securities shall not be resold, except in compliance with applicable requirements or exemptions under the relevant securities laws.

ARTICLE III

General Redemption Provisions

SECTION 3.01. Notices to Trustee.

(a) If the Company elects to redeem Securities pursuant to this Indenture and paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to paragraph 5 of the Securities.

(b) The Company shall give each notice to the Trustee provided for in this Section 3.01 at least 45 days before the redemption date fixed by the Company unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate of the Company and an Opinion of Counsel from the Company reasonably satisfactory to the Trustee to the effect that such redemption will comply with the conditions herein.

SECTION 3.02. Notice of Redemption.

(a) At least 30 days, but not more than 60 days, before a date for redemption of Securities, the Company shall give a notice of redemption to each Holder of Securities to be redeemed in accordance with Section 12.01 hereof.

The notice shall identify the Securities to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price or the information specified in paragraph 5 of the Securities;

(iii) the name and address of the Paying Agent to whom the Securities called for redemption must be surrendered;

(iv) that Securities called for redemption must be surrendered to such Paying Agent to collect the redemption price;

(v) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(vi) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption will cease to accrue on and after the redemption date;

(vii) the CUSIP or ISIN number; and

(viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

(b) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.02 at least 45 days, but not earlier than 60 days, before the redemption date.

SECTION 3.03. Effect of Notice of Redemption. Once notice of redemption is given in accordance with Section 12.01 hereof, subject to the satisfaction or waiver by the

Company of any conditions precedent to such redemption set forth in the notice, Securities called for redemption will become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the related Interest Payment Date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.04. Deposit of Redemption Price. On or before 12:00 p.m. (New York) time, at least one Business Day prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant Record Date to receive interest due on the related Interest Payment Date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities called for redemption that have been delivered by the Company to the Trustee for cancellation.

ARTICLE IV

Optional Redemption

SECTION 4.01. Tax Redemption. The Securities may be redeemed, in whole but not in part, at the Company’s option, by the giving of notice as provided in Article III hereof, at a redemption price equal to 100% of the outstanding principal amount of the Securities, together with accrued and unpaid interest to the redemption date and Additional Amounts, if any, if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Chile or any jurisdiction from or through which any payment under the Securities is made by or at the direction of the Company or the Guarantor, as applicable (each a “Relevant Jurisdiction”) or any political subdivision or taxing authority thereof or therein, or any change in the official application, administration or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction) in a Relevant Jurisdiction, or any other jurisdiction with the power to impose, levy or assess a Tax, the Company has or will become obligated to pay Excess Additional Amounts, if such change or amendment is announced or occurs on or after the date of this Indenture and such obligation cannot be avoided by the Company taking reasonable measures available to it; provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Excess Additional Amounts, were a payment in respect of the Securities then due. For the avoidance of doubt, reasonable measures shall include a change in the jurisdiction of the paying agent. Prior to the giving of notice of redemption of Securities pursuant to this Indenture, the Company will deliver to the Trustee (i) an Officer’s Certificate to the effect that the Company is or at the time of the redemption will be entitled to effect such a redemption pursuant to this Indenture and (ii) a written opinion of recognized counsel admitted to practice in the applicable Relevant Jurisdiction and independent of the Company to the effect that the Company is, or is expected to become, obligated to pay Excess Additional Amounts as a result of such change or amendment, as described above, and setting forth in reasonable detail the circumstances giving rise to such right of redemption.

SECTION 4.02. Make-Whole Redemption. The Securities may be redeemed, in whole but not in part, at the Company’s option, at any time, by the giving of notice as provided in Article III hereof, at a redemption price equal to the greater of (a) 100% of the outstanding principal amount of the Securities to be redeemed and (b) the sum of the present values of the Remaining Scheduled Payments of principal and interest on the Securities to be redeemed discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 35 basis points, in each case plus accrued and unpaid interest on the principal amount of the Securities being redeemed to the redemption date and Additional Amounts, if any. Notwithstanding the foregoing, payments of interest on the Securities will be payable to the Holders of those Securities registered as such at the close of business on the relevant Record Dates according to the terms and provisions of this Indenture.

ARTICLE V

Covenants

SECTION 5.01. Payment of Securities.

(a) The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or a Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

(b) The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

SECTION 5.02. Limitation on Liens.

(a) The Company shall not, nor shall it permit any Subsidiary to, issue, assume or suffer to exist any Indebtedness, if such Indebtedness is secured by a Lien upon any property or assets of the Company or any Subsidiary, unless, concurrently therewith, the Securities shall be secured equally and ratably with (or prior to) such Indebtedness; provided, however, that the foregoing restriction shall not apply to:

(i) any Lien on property acquired, constructed, developed, extended or improved by the Company or any Subsidiary (individually or together with other Persons) after the date of this Indenture or any shares or other ownership interest in, or any Indebtedness of, any Person which holds, owns or is entitled to such property, to the extent such Lien is created, incurred or assumed (A) during the period such property was being constructed, developed, extended or improved or (B) contemporaneously with, or within 360 days after, such acquisition or the completion of such construction, development, extension or improvement in order to secure or provide for the payment of all or any part of the purchase price or other consideration of such property or the other costs of such acquisition, construction, development, extension or improvement (including costs such as escalation, interest during construction and financing and refinancing costs);

(ii) any Lien on any property or assets existing at the time of acquisition thereof and which (A) is not created as a result of or in connection with or in anticipation of such acquisition and (B) does not attach to any other property or assets other than the property or assets so acquired (except for property affixed or appurtenant thereto);

(iii) any Lien on any property or assets acquired from a Person which is merged with or into the Company or any Subsidiary or any Lien existing on property or assets of any Person at the time such Person becomes a Subsidiary, in either such case which (A) is not created as a result of or in connection with or in anticipation of any such transaction and (B) does not attach to any other property or assets other than the property or assets so acquired or of such Person at the time it becomes a Subsidiary (except for property affixed or appurtenant thereto);

(iv) any Lien which secures Indebtedness owed by a Subsidiary to the Company or any other Subsidiary;

(v) any Lien securing Indebtedness of the type described in clause (a)(v) of the definition of “Indebtedness”; provided that such Indebtedness was entered into in the ordinary course of business and not for speculative purposes or the obtaining of credit;

(vi) any Lien in favor of any Person to secure obligations under the provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute;

(vii) any Lien existing on the date of this Indenture or granted pursuant to an agreement existing on the date of this Indenture;

(viii) Liens for taxes, assessments or governmental charges or levies if such taxes, assessments, governmental charges or levies are not at the time due and payable, or if the same are being contested in good faith by appropriate proceedings and appropriate provisions, if any, have been established as required by IFRS;

(ix) Liens arising solely by operation of law:

(x) Liens created for the sole purpose of securing Indebtedness that, when incurred, will be applied to repay all (but not only part) of the Securities and all other amounts payable under the Securities; provided that the Securities and all other such amounts are fully satisfied within 30 days after the incurrence of such Indebtedness;

(xi) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceeding may be initiated has not expired and appropriate provisions, if any, have been established as required by IFRS; or

(xii) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any Lien referred to in the foregoing clauses (i) through (xi) inclusive or any Lien securing any Indebtedness that refinances, extends, renews, refunds or replaces any other Indebtedness secured in accordance with the foregoing clauses (i) through (xi) inclusive; provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement plus an amount necessary to pay any customary fees and expenses, including premiums and defeasance costs related to such transaction, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property) and property affixed or appurtenant thereto.

(b) Notwithstanding Section 5.02(a) hereof, the Company or any Subsidiary may issue or assume Indebtedness secured by a Lien which would otherwise be prohibited under Section 5.02(a) hereof or enter into Sale and Leaseback Transactions that would otherwise be prohibited by Section 5.03 hereof; provided that the amount of such Indebtedness or the Attributable Value of such Sale and Leaseback Transaction, as the case may be, together with the aggregate amount (without duplication) of (i) Indebtedness outstanding at such time, that was previously incurred pursuant to this Section 5.02(b) by the Company and the Subsidiaries, plus (ii) the Attributable Value of all such Sale and Leaseback Transactions of the Company and the Subsidiaries outstanding at such time that were previously incurred pursuant to this Section 5.02(b) shall not exceed 20% of Consolidated Net Tangible Assets at the time any such Indebtedness is issued or assumed by the Company or any Subsidiary or at the time any such Sale and Leaseback Transaction is entered into.

SECTION 5.03. Limitation on Sale and Leaseback Transactions. The Company shall not, nor shall it permit any Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any of their property or assets, unless (a) the Company or such Subsidiary would be entitled pursuant to Section 5.02 hereof to issue or assume Indebtedness (in an amount equal to the Attributable Value with respect to such Sale and Leaseback Transaction) secured by a Lien on such property or assets without equally and ratably securing the Securities, (b) the Company or such Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, the net proceeds thereof and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value (as determined in good faith by the Board of Directors) of the property or assets so leased, (i) to the retirement, within 360 days after the effective date of such Sale and Leaseback Transaction, of (A) Indebtedness of the Company ranking at least pari passu with the Securities or (B) Indebtedness of any Subsidiary, in each case owing to a Person other than the Company or any Affiliate of the Company, or (ii) to the acquisition, purchase, construction, development, extension or improvement of any property or assets of the Company or any Subsidiary used or to be used by or for the benefit of the Company or any Subsidiary in the ordinary course of business or (c) the Company or such Subsidiary equally and ratably secures the Securities. The restrictions set forth in this Section 5.03 shall not apply to any transactions providing for a lease for a term, including any renewal, of not more than three years or to arrangements between the Company and a Subsidiary or between Subsidiaries.

SECTION 5.04. Reporting Requirements.

(a) The Company shall furnish to Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act.

(b) So long as the Securities remain outstanding the Company shall:

(i) in the event the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, furnish (or in lieu of furnishing, make accessible electronically with notice to the Trustee) to the Trustee and the Holders as follows:

(A) as soon as they are available, but in any event within 120 calendar days after the end of each fiscal year of the Company (currently ending December 31), copies of its audited financial statements (on a consolidated basis) in respect of such fiscal year (including a profit and loss account, balance sheet and cash flow statement), in English, prepared in accordance with IFRS and audited by a member firm of an internationally recognized firm of independent accountants; and

(B) as soon as they are available, but in any event within 90 calendar days after the end of each of the first three fiscal quarters of each fiscal year of the Company, copies of its unaudited financial statements (on a consolidated basis) in respect of the relevant period (including a profit and loss account, balance sheet and cash flow statement), in English, prepared on a basis consistent with the audited financial statements of the Company and in accordance with IFRS, together with a certificate signed by the person then authorized to sign financial statements on behalf of the Company to the effect that such financial statements are true in all material respects and present fairly the financial position of the Company as at the end of, and the results of its operations for, the relevant quarterly period; and

(ii) in the event the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

(A) timely file with the Commission such annual and other reports as may be required by the rules and regulations of the Commission in effect at the relevant time and in the form required thereunder, and

(B) unless such information is publicly available on the Commission’s EDGAR System, provide the Trustee, for further delivery to a Holder upon request by any such Holder, with copies of the reports referred to in clause (b)(ii) within 15 days after such reports are required to be filed with the Commission; and

(iii) so long as the Company is required to file the same with the SVS, will furnish (or in lieu of furnishing, make accessible electronically with notice to the Trustee) to the Trustee and Holders, as soon as they are available, but in any event within 120 calendar days after the end of each fiscal year of the Guarantor (currently ending December 31), copies of the Guarantor’s audited financial statements (on a consolidated basis) in respect of such fiscal year in the format required by the SVS, in English, prepared in accordance with IFRS and audited by a member firm of an internationally recognized firm of independent accountants.

(c) The Trustee shall upon written request forward to each registered Holder who so requests the reports received by the Trustee under this Section 5.04.

(d) The Company shall give the Trustee written notice of anytime it becomes or ceases to be subject to Section 13 or 15(d) of the Exchange Act. As of the date of this Indenture, the Company is subject to Section 13 and 15(d) of the Exchange Act.

(d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance by the Company or the Guarantor, as applicable, with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 5.05. Additional Amounts.

(a) The Company shall make all payments of principal, premium, if any, and interest in respect of the Securities free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature and interest, penalties and fines in respect thereof (collectively, “Taxes”) imposed, levied, collected, withheld or assessed by, within or on behalf of a Relevant Jurisdiction or by or within any political subdivision thereof or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law or by the interpretation or administration thereof. In the event of any such withholding or deduction of Taxes, the Company or the Guarantor, as applicable, shall pay to Holders such additional amounts (“Additional Amounts”) as will result in the payment to such Holder of the net amount that would otherwise have been receivable by such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable in respect of:

(i) any Taxes that would not have been so withheld or deducted but for the existence of any present or former connection (including, without limitation, a permanent establishment in a Relevant Jurisdiction) between the Holder, applicable recipient of payment or beneficial owner of a Security or any payment in respect of such Security (or, if the Holder or beneficial owner is an estate, nominee, trust, partnership, corporation or other business entity, between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the Holder, applicable recipient of payment or beneficial owner) and an authority with the power to levy or otherwise impose or assess a Tax, other than the mere receipt of such payment or the mere holding or ownership of such Security or beneficial interest or the enforcement of rights thereunder;

(ii) any Taxes that would not have been so withheld or deducted if a Security had been presented for payment within 30 days after the Relevant Date (as defined below) to the extent presentation is required (except to the extent that the Holder would have been entitled to Additional Amounts had such Security been presented for payment on the last day of such 30-day period);

(iii) any Taxes that would not have been so withheld or deducted but for the failure by the Holder or the beneficial owner of a Security or any payment in respect of such Security to (A) make a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (B) comply with any certification, identification, information, documentation or other reporting requirement concerning its nationality, residence, identity or connection with a Relevant Jurisdiction; provided that such declaration or compliance was required as of the date of this Indenture as a precondition to exemption from all or part of such Taxes and the Company or the Guarantor, as applicable, has given the Holders at least 30 days prior notice that they will be required to comply with such requirements;

(iv) any estate, inheritance, gift, value added, sales, use, excise, transfer, capital gains, personal property or similar taxes, duties, assessments or other governmental charges;

(v) any Taxes that are payable otherwise than by deduction or withholding from payments on a Security;

(vi) any Taxes that would not have been so imposed if the Holder had presented a Security for payment (where presentation is required) to another paying agent;

(vii) any payment to a Holder of a Security that is a fiduciary or partnership (including an entity treated as a partnership for tax purposes) or any Person other than the sole beneficial owner of such payment or Security, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Security would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Security;

(viii) any withholding or deduction imposed on a payment required to be made pursuant to European Council Directive 2003/48/EC or any other European Union directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such a directive; or

(ix) any combination of clauses (i) through (viii) above.

(b) For the purposes of this Section 5.05, “Relevant Date” means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in The City of New York, New York by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders in accordance with this Indenture.

(c) All references to principal, premium, if any, and interest in respect of the Securities shall be deemed also to refer to any Additional Amounts which may be payable as set forth in this Indenture or in the Securities.

(d) Notwithstanding the foregoing, the limitations on the obligations of the Company and the Guarantor to pay Additional Amounts set forth in clause (a)(iii) above shall not apply if the provision of any certification, identification, information, documentation or other reporting requirement described in such clause (a)(iii) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Security (taking into account any relevant differences between U.S. and Chilean law, rules, regulations or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice (such as IRS Forms W-8BEN and W-9).

(e) At least 10 Business Days prior to the first Interest Payment Date (and at least 10 Business Days prior to each succeeding Interest Payment Date if there has been any change with respect to the matters set forth in the Officer’s Certificate referenced below), the Company or the Guarantor, as applicable, shall furnish to the Trustee and each Paying Agent an Officer’s Certificate instructing the Trustee and each Paying Agent whether payments of principal of or interest on the Securities due on such Interest Payment Date shall be without deduction or withholding for or on account of any Taxes. If any such deduction or withholding shall be required, prior to such Interest Payment Date, such Officer’s Certificate shall specify the amount, if any, required to be withheld on such payment to Holders and certify that the Company or the Guarantor, as applicable, shall pay such withholding or deduction to the relevant taxing authority. Any Officer’s Certificate required by this Indenture to be provided to the Trustee and any Paying Agent for these purposes shall be deemed to be duly provided if telecopied to the Trustee and each Paying Agent.

(f) The Company or the Guarantor, as applicable, will furnish to the Holders, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Company or the Guarantor, as applicable, or, if such receipts are not obtainable, other evidence of such payments by the Company or the Guarantor, as applicable, reasonably satisfactory to the Holders.

(g) Upon written request, the Company or the Guarantor, as applicable, shall furnish to the Trustee documentation reasonably satisfactory to the Trustee evidencing payment of Taxes.

(h) The Company or the Guarantor, as applicable, shall promptly pay when due any present or future stamp, court or similar documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of each Security or any other document or instrument referred to herein or therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Chile and except, in certain cases, for taxes, charges or similar levies resulting from certain registration of transfer or exchange of Securities.

SECTION 5.06. Rule 144A Information. The Company shall take all action necessary to provide information to permit resales of the Securities pursuant to Rule 144A under the Securities Act, including furnishing to any Holder of a Security or beneficial interest in a Global Security, or to any prospective purchaser designated by such Holder, upon written request of such Holder, financial and other information required to be delivered under Rule 144A(d)(4) (as amended from time to time and including any successor provision) unless, at the time of such request, the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or is exempt from such requirements pursuant to Rule 12g3-2(b) under the Exchange Act (as amended from time to time and including any successor provision).

SECTION 5.07. Further Instruments and Acts. Upon request of the Trustee, the Company and the Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out the purpose of this Indenture.

SECTION 5.08. Statement as to Compliance. As promptly as practicable beginning with the fiscal year ending December 31, 2012 and in any event within 120 days after the end of such fiscal year, the Company shall deliver to the Trustee an Officer’s Certificate stating whether or not to the best knowledge of the signer thereof the Company is in compliance (without regard to periods of grace or notice requirements) with all conditions and covenants under this Indenture, and if the Company shall not be in compliance, specifying such non-compliance and the nature and status thereof of which such signer may have knowledge.

SECTION 5.09. Corporate Existence. Subject to Article VI hereof, each of the Company and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(a) its existence as a corporation, and, in the case of the Company, the corporate, partnership, limited liability company or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, the Guarantor or any such Subsidiary; and

(b) the rights (charter and statutory), licenses and franchises of the Company and the Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary (other than the Guarantor), if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole, or would otherwise not have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

SECTION 5.10. Listing. In the event that the Securities are listed on the Official List of the Luxembourg Stock Exchange for trading on the Euro MTF Market, the Company shall use its reasonable best efforts to maintain such listing; provided that if, as a result of the European Union regulated market amended Directive 2001/34/EC (the “Transparency Directive”) or any legislation implementing the Transparency Directive or other directives or legislation, the Company could be required to publish financial information either more regularly than it otherwise would be required to or according to accounting principles which are materially different from the accounting principles which the Company would otherwise use to prepare its published financial information, the Company may delist the Securities from the Official List of the Luxembourg Stock Exchange in accordance with the rules of the exchange and seek an alternative admission to listing, trading and/or quotation for the Securities on a different section of the Luxembourg Stock Exchange or by such other listing authority, stock exchange and/or quotation system inside or outside the European Union as the Board of Directors may decide.

ARTICLE VI

Successor Company or Guarantor

SECTION 6.01. When the Company or the Guarantor May Merge or Transfer Assets.

(a) Neither the Company nor the Guarantor shall consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i) the successor Person (the “Surviving Person”) is a Person existing under the laws of Chile or the United States (or any State thereof or the District of Columbia) and expressly assumes, by a supplemental indenture, the due and punctual payment of the principal, premium, if any, and interest (and Additional Amounts, if any) on all the outstanding Securities and the performance of every covenant in this Indenture on the part of the Company or the Guarantor, as applicable, to be performed or observed;

(ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(iii) the Company or the Guarantor, as applicable, has delivered to the Trustee an Officer’s Certificate and Opinion of Counsel stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Section 6.01 relating to such transaction.

(b) In case of any consolidation, merger conveyance or transfer (other than a lease) that complies with Section 6.01(a) hereof, the Surviving Person shall succeed to and be substituted for the Company as obligor or the Guarantor, as guarantor, as applicable, on the Securities, with the same effect as if it had been named in this Indenture as such obligor or guarantor, as applicable.

ARTICLE VII

Defaults and Remedies

SECTION 7.01. Events of Default. The following events shall be “Events of Default”:

(a) the Company defaults in the payment of the principal or premium, if any, of any Security at maturity, upon redemption or otherwise;

(b) the Company defaults in any payment of interest or Additional Amounts in respect of the Securities if such default continues for 30 days after any such interest or Additional Amount becomes due;

(c) the Company or the Guarantor fails to observe or perform any covenant or agreement contained in the Securities or in this Indenture (other than a payment default referred to in Section 7.01(a) or Section 7.01(b) hereof) and such failure continues for 60 days after notice is given by the Trustee to the Company or by the Holders of at least 25% of the aggregate principal amount of the outstanding Securities to the Company and the Trustee specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” under this Indenture;

(d) the Company or any Subsidiary fails to pay when due (whether at maturity, upon redemption or acceleration or otherwise) the principal of any Indebtedness in excess, individually or in the aggregate, of U.S.$50 million (or the equivalent thereof in other currencies), if such failure continues for more than the period of grace, if any, applicable thereto and the period for payment has not been expressly extended;

(e) one or more final and non-appealable judgments or decrees for the payment of money in excess of U.S.$50 million (or the equivalent thereof in other currencies) in the aggregate are rendered against the Company or any Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 30 days following commencement of such enforcement proceedings or (ii) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

(f) a decree or order by a court having jurisdiction has been entered adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of or by the Company or any of its Significant Subsidiaries and such decree or order continues undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or for the liquidation or dissolution of the Company or any of its Significant Subsidiaries, has been entered, and such decree or order continues undischarged and unstayed for a period of 60 days; provided that any

Significant Subsidiary may be liquidated or dissolved if, pursuant to such liquidation or dissolution, all or substantially all of its assets are transferred to the Company or another Significant Subsidiary of the Company;

(g) the Company or any of its Significant Subsidiaries institutes any proceeding to be adjudicated as voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it, or files a petition or answer or consent seeking reorganization, or consents to the filing of any such petition, or consents to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or its property;

(h) the Subsidiary Guarantee ceases to be in full force and effect or the Guarantor denies or disaffirms its obligations under the Subsidiary Guarantee (other than as provided under Sections 9.01(a), 11.01(f), 11.03 and 11.08); or

(i) failure of the Guarantor to increase the Subsidiary Guarantee to a full and unconditional guarantee, so that the Guarantor unconditionally, irrevocably and on a general unsecured and unsubordinated basis, guarantees the due and punctual payment of all amounts due and payable on the Securities (including the payment of Additional Amounts, if any) when due and as the same shall become due and payable within 45 days following the Issue Date;

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

SECTION 7.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 7.01(f), Section 7.01(g) or Section 7.01(i) hereof) occurs and is continuing, the Trustee by notice to the Company and the Guarantor, or the Holders of not less than 25% of the aggregate principal amount of the Securities then outstanding thereby written notice to the Company, the Guarantor and the Trustee, may declare the principal amount of the Securities, together with accrued and unpaid interest thereon, immediately be due and payable. Upon such a declaration, such principal and interest shall be immediately due and payable. If an Event of Default specified in Section 7.01(f), Section 7.01(g) or Section 7.01(i) hereof occurs, the maturity of all outstanding Securities shall automatically be accelerated and the principal amount of the Securities, together with accrued and unpaid interest thereon, shall be immediately due and payable. The right of the Holders to give such acceleration notice shall terminate if the event giving rise to such right has been cured before such right is exercised. The Holders of a majority in aggregate principal amount of the outstanding Securities by written notice to the Company and the Guarantor may annul and rescind any declaration of acceleration if (a) all amounts then due with respect to the Securities are paid (other than amounts due solely because of such declaration), (b) all other defaults with respect to the Securities are cured and (c) the Company or the Guarantor has deposited with the Trustee a sum sufficient to pay all amounts owed to the Trustee pursuant to Section 8.06 hereof. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 7.03. Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 7.04. Waiver of Past Defaults. Subject to Section 7.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee, the Company and the Guarantor may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security or (b) a Default in respect of a provision that under Section 10.02 hereof cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 7.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture or, subject to Section 8.01 hereof, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to security or indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action.

SECTION 7.06. Limitation on Suits.

(a) A Holder shall not have any right to institute any proceeding with respect to this Indenture or the Securities or for any remedy hereunder or thereunder unless:

(i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(ii) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding has made a written request to the Trustee to institute such proceeding in respect of such Event of Default in its own name as Trustee, and such Holders have offered security or indemnity to the Trustee satisfactory to it; and

(iii) the Trustee has failed to institute such proceeding for 60 days after the receipt of such notice and has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding a direction inconsistent with such request, within 60 days after such notice.

(b) The foregoing limitations on the pursuit of remedies by a Holder shall not apply to a suit individually instituted by a Holder of Securities for the enforcement of payment of the principal, premium, if any, or interest on such Security on or after any respective due date specified in such Security. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 7.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest together with any Additional Amounts then due on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 7.08. Collection Suit by Trustee. If an Event of Default specified in Section 7.01(a) or Section 7.01(b) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 8.06 hereof.

SECTION 7.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or the Guarantor, their respective creditors or property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due to the Trustee under Section 8.06 hereof.

SECTION 7.10. Priorities.

(a) If the Trustee collects any money or property pursuant to this Article VII, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 8.06 hereof;

SECOND: to Holders for amounts due and unpaid on the Securities for principal interest and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest and Additional Amounts, if any, respectively; and

THIRD: to the Company or, to the extent the Trustee collects any amounts pursuant to the Subsidiary Guarantee, to the Guarantor.

(b) The Trustee may fix a special record date and payment date for any payment to Holders pursuant to this Section 7.10. At least 15 days before such special record date, the Company shall mail to each Holder and the Trustee a notice that states the special record date, the payment date and amount to be paid.

SECTION 7.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07 hereof or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 7.12. Waiver of Stay or Extension Laws. Neither the Company nor the Guarantor (to the extent any of them may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VIII

Trustee

SECTION 8.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own grossly negligent action, its own gross negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of Section 8.01(b) hereof;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05 hereof or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to Section 8.01(a), Section 8.01(b) and Section 8.01(c) hereof.

(e) The Trustee shall not be liable for interest on, or to invest, any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01 and the provisions of this Article VIII shall apply to the Trustee in its role as Registrar, Paying Agent and Transfer Agent.

(h) The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under this Indenture or under applicable law, with respect of any transfer of any interest in any Security (including any transfers between or among the depository, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 8.02. Rights of Trustee.

(a) The Trustee may rely conclusively on, and shall be protected in acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in such document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost and expense of the Company and it shall not incur any liability by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting hereunder, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and attorneys and shall not be responsible for the acts or omissions of any agent appointed with due care.

(d) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) The Trustee may consult with counsel of its choice, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Trustee shall not be deemed to have notice of any Default or Event of Default (other than a payment default of principal, premium or interest) unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k) The Trustee may request that the Company and the Guarantor deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances.

(m) The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

SECTION 8.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Section 8.09 hereof.

SECTION 8.04. Trustee’s Disclaimer. The Trustee shall not be responsible for, and makes no representation as to, the validity, priority, sufficiency or adequacy of this Indenture (including the Subsidiary Guarantee), any offering materials or the Securities. The Trustee shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or the Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 8.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 8.06. Compensation and Indemnity.

(a) The Company shall pay to each of the Trustee and the Luxembourg Paying Agent, as applicable, from time to time such compensation for its services as shall have been agreed upon between the Company and each of the Trustee and the Luxembourg Paying Agent. Neither the Trustee’s nor the Luxembourg Paying Agent’s compensation shall be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse each of the Trustee and the Luxembourg Paying Agent, as applicable, upon request for all reasonable out-of-pocket expenses incurred or made by it, including reasonable costs of collection and the costs and expenses of its legal counsel, in addition to the compensation for its services. Such expenses shall include, as applicable, the commercially reasonable compensation and expenses, disbursements and advances of the Trustee’s or the Luxembourg Paying Agent’s agents, counsel, accountants and experts. The Company and the Guarantor jointly and severally agree to indemnify each of the Trustee and the Luxembourg Paying Agent, as applicable, against any and all loss, damages, claims, liability or expense (including commercially reasonable attorneys’ fees and costs) incurred by it in connection with the acceptance and administration of this trust, as applicable, and the performance of its duties and/or the exercise of its rights hereunder. Each of the Trustee and the Luxembourg Paying Agent, as applicable, shall notify the Company and the Guarantor promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Luxembourg Paying Agent to so notify the Company and the Guarantor shall not relieve the Company or the Guarantor of their respective obligations hereunder. Neither the Company nor the Guarantor need to reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the Luxembourg Paying Agent, as applicable, through the Trustee’s or the Luxembourg Paying Agent’s own willful misconduct, gross negligence or bad faith. Neither the Company nor the Guarantor need to pay for any settlement made by the Trustee or the Luxembourg Paying Agent, as applicable, without the consent of the Company and the Guarantor, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee and the Luxembourg Paying Agent, as applicable, shall extend to each of their respective officers, directors, employees, agents, successors and assigns.

(b) To secure the payment obligations of the Company and the Guarantor in this Section 8.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and Additional Amounts, if any, on particular Securities.

(c) The payment obligations of the Company and the Guarantor pursuant to this Section 8.06 shall survive the payment of the Securities, the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 7.01(f) or Section 7.01(g) hereof, the expenses are intended to constitute expenses of administration under bankruptcy law.

SECTION 8.07. Replacement of Trustee.

(a) The Trustee may resign at any time by so notifying the Company and the Guarantor. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Company, the Guarantor and the Trustee in writing. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 8.09 hereof;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company by a Board Resolution shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, to the Company and to the Guarantor. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers, duties, protections, indemnities and immunities of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.06 hereof and the payment of its charges.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in aggregate principal amount of the Securities then outstanding may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee or the retiring Trustee may itself appoint a successor Trustee.

(e) If the Trustee fails to comply with Section 8.09 hereof, any Holder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 8.07, the obligations of the Company and the Guarantor under Section 8.06 hereof shall continue for the benefit of the retiring Trustee.

SECTION 8.08. Successor Trustee by Merger.

(a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including its rights and obligations hereunder) to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

(b) In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 8.09. Eligibility; Disqualification. The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least U.S.$50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition.

SECTION 8.10. Appointment of Co-Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the trust, or any part hereof, and subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.09 hereof and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 8.07 hereof.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE IX

Defeasance; Discharge of Indenture

SECTION 9.01. Legal Defeasance and Covenant Defeasance.

(a) The Company may, at its option, at any time, elect to have the obligations of the Company and the Guarantor with respect to all outstanding Securities discharged upon compliance with the conditions set forth in Section 9.02 hereof as provided in this Section 9.01. If the Company exercises its Legal Defeasance (as defined below) option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto.

(b) Upon the Company’s exercise under such option, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.02 hereof, be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities after the deposit specified in Section 9.02(a) hereof (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be outstanding only for the purposes of Section 9.03 hereof and the other Sections of this Indenture referred to in clause (i) or (ii) of this Section 9.01(b), and to have satisfied all its other obligations under such Securities and hereunder (and the Trustee, on written demand of and at the expense of the Company, shall execute instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders to receive payments of the principal, premium, if any, and interest on the Securities when such payments are due;

(ii) the Company’s obligations with respect to the Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payments;

(iii) the rights, powers, trusts, duties, protections, benefits, indemnities and immunities of the Trustee hereunder and the obligations of the Company and the Guarantor in connection therewith; and

(iv) this Article IX.

(c) Upon the Company’s exercise under Section 9.01(a) hereof of the option applicable to this Section 9.01(c), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.02 hereof, be released from each of its obligations under the covenants contained in Section 5.02, Section 5.03, Section 5.04, Section 7.01(c) and Section 7.01(d) hereof with respect to the outstanding Securities on and after the date the conditions set forth in Section 9.02 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Securities will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with, and the Company shall have no liability in respect of, any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities will be unaffected thereby. In addition, upon the Company’s exercise under Section 9.01(a) hereof of the option applicable to this Section 9.01(c), subject to the satisfaction of the conditions set forth in Section 9.02, Section 7.01(c) and Section 7.01(d) hereof will not constitute Events of Default.

(d) Subject to compliance with this Article IX, the Company may exercise its option under this Section 9.01(b) notwithstanding the prior exercise of its option under Section 9.01(c) hereof.

SECTION 9.02. Conditions to Defeasance. The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

(a) the Company has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without reinvestment, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal, premium, if any, and interest (including Additional Amounts) on the Securities on the stated date for payment thereof;

(b) in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel from counsel in the United States independent of the Company to the effect that (subject to customary exceptions and exclusions):

(i) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or

(ii) since the Issue Date, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel from counsel in the United States independent of the Company (subject to customary exceptions and exclusions) to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) in the case of Legal Defeasance or Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel from counsel in Chile independent of the Company (subject to customary exceptions and exclusions) to the effect that, based upon Chilean law then in effect, Holders will not recognize income, gain or loss for Chilean tax purposes, including withholding tax except for withholding tax then payable on interest payments due, as a result of such Legal Defeasance or Covenant Defeasance, as the case may be, and will be subject to Chilean taxes on the same amounts and in the same manner and at the same time as would have been the case if such Legal Defeasance or Covenant Defeasance, as the case may be, had not occurred;

(e) no Default or Event of Default has occurred and is continuing on the date of the deposit pursuant to Section 9.02(a) hereof (other than a Default or Event of Default arising in connection with the grant of any Lien securing a borrowing of funds to be applicable to such deposit);

(f) the Company has delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(g) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel from counsel independent of the Company (subject to customary exceptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(h) the Company has delivered to the Trustee Opinions of Counsel from counsel in the United States and Chile reasonably acceptable to the Trustee and independent of the Company (subject to customary exceptions and exclusions and to assumptions as to factual matters, including the absence of an intervening bankruptcy, insolvency or reorganization during the applicable preference period following the date of such deposit and that no Holder or the Trustee is deemed to be an “insider” of the Company under the U.S. Bankruptcy Code and any equivalent law of Chile), to the effect that the transfer of trust funds pursuant to such deposit will not be subject to avoidance as a preferential transfer pursuant to the applicable provisions of the U.S. Bankruptcy Code or any successor statute and any equivalent law of Chile.

SECTION 9.03. Application of Trust Money. The Trustee shall hold in trust U.S. dollars or U.S. Government Obligations deposited with it pursuant to this Article IX. It shall apply the deposited money and the U.S. dollars from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 9.04. Repayment to Company.

(a) The Trustee and each Paying Agent shall promptly turn over to the Company upon request of the Company any excess money or securities held by any of them upon payment of all the obligations under this Indenture.

(b) Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company upon request any money held by any of them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

SECTION 9.05. Indemnity for U.S. Government Obligations. The Company and the Guarantor jointly and severally agree to pay and to indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 9.06. Reinstatement. If the Trustee or a Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations in accordance with this Article IX by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantor under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article IX until such time as the Trustee or such Paying Agent is permitted to apply all such U.S. dollars or U.S. Government Obligations in accordance with this Article IX; provided, however, that, if the Company or the Guarantor has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Company or the Guarantor, as applicable shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. dollars or U.S. Government Obligations held by the Trustee or a Paying Agent.

SECTION 9.07. Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect (except as to surviving rights and registration of transfer or exchange of the Securities, as expressly provided for herein and except as to the rights, powers, trusts, duties, protections, benefits, indemnities and immunities of the Trustee hereunder) as to all outstanding Securities when:

(a) either:

(i) all the Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or will be called for redemption within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds or U.S. Government Obligations sufficient without reinvestment to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit (in the case of Securities which have become due and payable) or to the date such Securities will become due and payable or to the date of redemption, as the case may be (in the case of Securities which will become due and payable at their Stated Maturity within one year or which will be called for redemption within one year), together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

(b) the Company has paid all other sums payable under this Indenture and the Securities by the Company; and

(c) the Company has delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

ARTICLE X

Amendments

SECTION 10.01. Without Consent of Holders.

(a) The Company, the Guarantor and the Trustee may amend, modify or supplement this Indenture (including, without limitation, the Subsidiary Guarantee) and the Securities without notice to or consent of any Holder:

(i) to cure any ambiguity, or to cure, correct or supplement any defect herein or therein;

(ii) to comply with Article VI hereof;

(iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided that the uncertificated Securities shall be issued in registered form for purposes of Section 163(f) of the U.S. Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the U.S. Internal Revenue Code of 1986, as amended;

(iv) to add Guarantees with respect to the Securities or to secure the Securities;

(v) to add to the covenants of the Company or the Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or the Guarantor;

(vi) to issue Securities after the Issue Date in accordance with Section 2.01 hereof; and

(vii) in any manner which does not adversely affect the interests of any Holder in any material respect.

(b) After an amendment under this Section 10.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.01.

SECTION 10.02. With Consent of Holders.

(a) The Company, the Guarantor and the Trustee may modify or amend this Indenture or the terms and conditions of the Securities, and future compliance therewith or past Default by the Company or the Guarantor (other than a Default in the payment of any amount, including in connection with a redemption, due on the Securities or in respect of a covenant or provision which cannot be modified and amended without the consent of the Holders of all Securities so affected) with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then Outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) or by the adoption of resolutions at a meeting of Holders of Securities by, or the consent of, the Holders of at least a majority of the outstanding Securities. However, without the consent or affirmative vote of each Holder affected thereby, an amendment may not:

(i) change the interest rate with respect to any Security or reduce the principal amount of any Securities or change the time for payment thereof;

(ii) modify the obligation to pay Additional Amounts;

(iii) change the prices at which any Security may be redeemed by the Company or change the time at which any Security may be redeemed in accordance with Article III or Article IV hereof;

(iv) change the currency in which, or change the required place at which, payment on principal, premium, if any, or interest on any Security is payable;

(v) impair the right to institute suit for the enforcement of any payment obligation on or with respect to any Security; or

(vi) reduce the percentage of principal amount of outstanding Securities whose Holders are required to consent to modify or amend this Indenture or the terms or conditions of the Securities or to waive any future compliance or past Default;

(b) It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

(c) After an amendment under this Section 10.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.02.

SECTION 10.03. Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

(b) The Company may, but shall not be obligated to, fix a special record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a special record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such special record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such special record date. No such consent shall be valid or effective for more than 120 days after such special record date.

SECTION 10.04. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return such Security to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 10.05. Trustee To Sign Amendments. The Trustee shall sign any modification, amendment or supplement authorized pursuant to this Article X if the modification, amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such modification, amendment or supplement the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 8.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.02 hereof, an Officer’s Certificate and an Opinion of Counsel upon which the Trustee may conclusively rely, each stating that such modification, amendment or supplement is authorized or permitted by this Indenture and complies with the provisions of this Indenture.

ARTICLE XI

Subsidiary Guarantee

SECTION 11.01. Subsidiary Guarantee.

(a) The Guarantor hereby partially, irrevocably and unconditionally guarantees on a general unsecured and unsubordinated basis, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns the full and punctual payment when due, whether by acceleration, by redemption or otherwise, of the obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, up to an aggregate amount of U.S.$1,000,000,000 (the “Subsidiary Guarantee”), whether for payment of principal of, interest and Additional Amounts, if any, on, or liquidated damages, if any, in respect of, the Securities and all other monetary obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent therefrom, and that it shall remain bound under this Article XI notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) The Guarantor waives, to the fullest extent permitted by law, presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any Default under the Securities or the Guaranteed Obligations. The obligations of the Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; or (v) any change in the ownership of the Guarantor.

(c) The Guarantor hereby waives, to the fullest extent permitted by law, any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or the Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by the Guarantor hereunder. The Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against it. The Guarantor hereby irrevocably waives the benefits to which it is entitled under articles 2357, 2339 and 2355 of the Chilean Civil Code.

(d) The Guarantor further agrees that the Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e) Except as expressly set forth in Sections 9.01(a), 11.01(f), 11.03 and 11.08, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any Default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

(f) The Guarantor agrees that the Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. The Guarantor further agrees that the Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or liquidated damages, if any, on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest or liquidated damages, if any, on any Guaranteed Obligation when and as the same shall become due, whether by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Paying Agent for the benefit of Holders or the Trustee or any agent appointed hereunder an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest and Additional Amounts, if any, on such Guaranteed Obligations and (iii) all other monetary obligations of the Company to the Holders, the Trustee and any agent appointed hereunder.

(h) The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VII for the purposes of the Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VII, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section 11.01.

(i) Upon request of the Trustee, the Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 11.02. Amended and Restated Subsidiary Guarantee.

(a) The Guarantor agrees to take all corporate action necessary to amend and restate the Subsidiary Guarantee within 45 days of the Issue Date so that it irrevocably and unconditionally guarantees on a general unsecured and unsubordinated basis, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns the full and punctual payment when due, whether by acceleration, by redemption or otherwise, of the Guaranteed Obligations.

(b) Once the Guarantor has obtained all necessary corporate approvals for the amendment and restatement of the Subsidiary Guarantee, the Guarantor further agrees to notify a Trust Officer of the Trustee at the Corporate Trust Office of such approvals and to execute the notation of the amended and restated Subsidiary Guarantee as described in Section 11.02(a).

(c) Pursuant to Section 10.01(a), the Company, the Guarantor and the Trustee further agree to execute a supplemental indenture pursuant to which (i) the Guarantor will deliver a copy of the executed notation of the amended and restated Subsidiary Guarantee to the Trustee; and (ii) all references in this Indenture to the Subsidiary Guarantee shall be modified to refer to the full and unconditional guarantee on the Securities. Upon the execution of the supplemental indenture, the Company and the Guarantor agree to deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, the full and unconditional guarantee on the Securities has been duly authorized by the Guarantor and constitute a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to applicable enforceability exceptions and will be entitled to the benefits of this Indenture.

SECTION 11.03. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 11.04. Successors and Assigns. This Article XI shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.05. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

SECTION 11.06. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to the departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 11.07. Non-Impairment. The failure to endorse a guarantee on any Security shall not affect or impair the validity thereof.

SECTION 11.08. Release of Subsidiary Guarantor. The Guarantor shall be released from its obligations under its Subsidiary Guarantee upon:

(a) subject to Section 9.06 hereof, satisfaction and discharge of this Indenture in compliance with Section 9.07 hereof;

(b) subject to Section 9.06 hereof, Legal Defeasance in compliance with Sections 9.01 and 9.02 hereof; and

(c) a sale or disposition of the Guarantor, whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease or to the Company) or otherwise and whether or not the Guarantor is the surviving corporation in such transaction, in compliance with Section 6.01 hereof; and

in each case, upon delivery by the Company of written notice thereof to the Trustee in accordance with Section 12.01 hereof.

ARTICLE XII

Miscellaneous

SECTION 12.01. Notices.

(a) Any notice, request, demand, instruction or communication shall be in English and in writing and delivered in person or mailed by first-class mail, postage prepaid, or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) or other electronic transmission and addressed as follows:

if to the Company and/or the Guarantor:

Cencosud S.A.

Av. Kennedy 9001, 6th floor, Las Condes

Santiago, Chile

Attention: Juan Manuel Parada

Telephone: +56 (2) 2959-0000

Fax: +56 (2) 2959-0625

With a copy to:

Morales & Besa Ltda.

Isidora Goyenechea 3477, Piso 19

Las Condes, C.P. 755 0106

Santiago, Chile

Attention: Guillermo Morales

Telephone: +56 (2) 2472-7000

Fax: +56 (9) 2472-7001

if to the Trustee, the Paying Agent, the Registrar or the Transfer Agent:

The Bank of New York Mellon

101 Barclay Street, Floor 4E

New York, New York 10286

USA

Attention: International Corporate Trust

Fax: 212-815-5603

if to the Luxembourg Paying Agent or the Luxembourg Transfer Agent:

The Bank of New York Mellon (Luxembourg) S.A.

2-4 rue Eugene Ruppert

Vertigo Building - Polaris

L-2453 Luxembourg

Attention: Corporate Trust Services

(b) The Company, the Guarantor or the Trustee by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

(c) Any notice or communication mailed to a Holder of a certificated, non-Global Security shall be mailed to the Holder at the Holder’s address as it appears on the Securities Register maintained by the Registrar. Any notice or communication to a Holder of a Global Security shall be given to the Depositary for such Global Security in accordance with its applicable procedures.

(d) Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. All notices to Holders shall be deemed to have been given (whether or not the addressee receives it) upon the mailing by first class mail, postage prepaid, of such notices at the registered addresses of such Holders as they appear on the register of the Registrar not later than the latest date, and not earlier than the earliest date, prescribed in the Securities for the giving of such notice. Notices delivered to the Trustee shall only be effective upon actual receipt.

(e) In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(f) For as long as the Securities are listed on the Official List of the Luxembourg Stock Exchange and the rules of the exchange so require, notices to Holders shall also be published in a leading newspaper having general circulation in Luxembourg, which is expected to be “Luxemburger Wort.” If such publication is not practicable, notice to Holders shall be considered to be validly given if otherwise made in accordance with the rules of the Luxembourg Stock Exchange. Any such notice will be deemed to have been delivered on the date of first publication. Any notice to Holders may also be published on the website of the Luxembourg Stock Exchange (www.bourse.lu).

SECTION 12.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.03. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement substantially to the effect that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement substantially to the effect that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 12.04. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or the Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.05. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and any Paying Agent or co-registrar may make reasonable rules for their functions.

SECTION 12.06. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions in The City of New York, New York or Santiago, Chile are

authorized or required by law to close. If a payment date is a Legal Holiday in the place of payment, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period on account of such delay. If a Record Date or a special record date is a Legal Holiday, such Record Date or special record date shall not be affected.

SECTION 12.07. Governing Law; Consent to Jurisdiction and Service of Process.

(a) THIS INDENTURE (INCLUDING THE SUBSIDIARY GUARANTEE PROVIDED HEREIN) AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) Each of the parties hereto:

(i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture (including the Subsidiary Guarantee provided herein) or the Securities, as the case may be, may be instituted in any U.S. Federal or New York State court in the Borough of Manhattan, The City of New York, New York;

(ii) waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum and any right to which it may be entitled on account of place of residence or domicile;

(iii) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding;

(iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding and may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment; and

(v) agrees, with respect to the Company and the Guarantor, that service of process by mail to the addressed specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.

(c) Each of the Company and the Guarantor has appointed CT Corporation System with offices currently at 111 Eight Avenue, 13th floor, New York, New York 10011, as its authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon this Indenture (including the Subsidiary Guarantee provided herein) or the Securities which may be instituted in any U.S. Federal or New York State court in the Borough of Manhattan, The City of New York, New York. Each of the Company and the Guarantor hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Company and the Guarantor agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue each such appointment in full force and effect as aforesaid so long as the Securities remain outstanding.

Each of the Company and the Guarantor agrees that the appointment of the Authorized Agent shall be irrevocable so long as any of the Securities remain outstanding or until the irrevocable appointment by the Company or the Guarantor, as applicable, of a successor agent in the Borough of Manhattan, The City of New York, New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company or the Guarantor, as applicable.

(d) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to the Holder of a Security from U.S. dollars into another currency, each of the Company and the Guarantor has agreed, and each Holder by holding such Security will be deemed to have agreed, to the fullest extent that the Company, the Guarantor and they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such Holder could purchase U.S. dollars with such other currency in The City of New York, New York on the day two Business Days preceding the day on which final judgment is given.

(e) The obligation of each of the Company and the Guarantor in respect of any sum payable by it to a Holder or to the Trustee shall, notwithstanding any judgment in a currency (the “judgment currency”) other than U.S. dollars, be discharged only to the extent that on the Business Day following receipt by the Trustee or the Holder of a Security of any sum adjudged to be so due in the judgment currency, the Trustee or the Holder of such Security may in accordance with normal banking procedures purchase U.S. dollars with the judgment currency; if the amount of the U.S. dollars so purchased is less than the sum originally due to the Trustee or the Holder in the judgment currency (determined in the manner set forth in the preceding paragraph), each of the Company and the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee or the Holder of such Security against such loss, and if the amount of the U.S. dollars so purchased exceeds the sum originally due to the Trustee or such Holder, each of the Trustee and such Holder agrees to remit to the Company or the Guarantor, as applicable, such excess; provided that the Trustee and such Holder shall have no obligation to remit any such excess as long as the Company or the Guarantor shall have failed to pay the Trustee or such Holder any obligations due and payable under such Security, in which case such excess may be applied to the Company’s obligations under such Security in accordance with the terms thereof.

SECTION 12.08. Waiver of Immunity. To the extent that the Company, the Guarantor, the Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company, the Guarantor or the Subsidiaries, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or from counterclaim from the jurisdiction of any Chilean, U.S. Federal or New York State court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company, the Guarantor, or the Subsidiaries, or any other matter under or arising out of or in connection with, the Securities, the Subsidiary Guarantee or this Indenture, the Company, the Guarantor and the Subsidiaries irrevocably and unconditionally waive or will waive such right, and agree not to plead or claim any such immunity and consents to such relief and enforcement.

SECTION 12.09. No Recourse Against Others. No director, officer, employee or stockholder, as such, of the Company or the Guarantor shall have any liability for any obligations of the Company or the Guarantor, as applicable, under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 12.10. Successors. All agreements of the Company and the Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 12.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.13. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTOR, THE TRUSTEE AND EACH HOLDER BY ITS ACCEPTANCE OF A SECURITY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE (INCLUDING THE SUBSIDIARY GUARANTEE), THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.14. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.15. USA Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. The parties to this Indenture agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

(Signature page follows)

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CENCOSUD S.A., as Issuer

By
		Name:	Juan Manuel Parada
		Title:	CFO

CENCOSUD RETAIL S.A., as Guarantor

By
Dario Amenabar		Name:	Juan Manuel Parada
Regional Finance Manager		Title:	CFO

[Signature Page]

Indenture

THE BANK OF NEW YORK MELLON, as Trustee, Paying Agent, Registrar and Transfer Agent

By
	Name:	John T. Needham, Jr.
	Title:	Vice President

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent

By
	Name:	John T. Needham, Jr.
	Title:	Attorney-in-fact

[Signature Page]

Indenture

APPENDIX A

RULE 144A/REGULATION S APPENDIX A

PROVISIONS RELATING TO SECURITIES

1.	Definitions

The terms defined in Article I of the Indenture shall have the meaning assigned to such terms therein and, in addition, for the purposes of this Appendix A, the following additional terms shall have the meanings indicated below:

“Certificated Security” means a definitive, non-Global Security.

“Clearstream” means Clearstream Banking, société anonyme.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to the Indenture, which must be a clearing agency registered under the Exchange Act and any successor to such Person and which shall initially be DTC.

“Distribution Compliance Period” means, with respect to any Regulation S Security (or beneficial interest therein), the 40 consecutive days beginning on and including the issue date of such Regulation S Security, as notified by the Company to the Trustee in writing; provided that the Company may, in its discretion and upon written notice to the Trustee, extend the termination of the Distribution Compliance Period.

“DTC” means The Depository Trust Company.

“Euroclear” means Euroclear Bank S.A./N.V.

“Global Securities” means the Regulation S Global Security and the Restricted Global Security.

“Non-U.S. Person” has the meaning given to it in Regulation S.

“Regulation S” means Regulation S as promulgated by the Commission under the Securities Act, as it may be amended from time to time.

“Regulation S Global Security” means one or more Regulation S Securities in definitive, fully registered book-entry form without interest coupons, representing a Regulation S Security.

“Regulation S Security” means a Security sold outside the United States to a Non-U.S. Person in reliance upon the exemptions from registration contained in Regulation S.

“Resale Restriction Termination Date” means, for any Restricted Security (or beneficial interest therein), one year (or such other period specified in Rule 144(d)) from the Issue Date or, if any Securities that are not Original Securities, but are Restricted Securities, have been issued before the Resale Restriction Termination Date for any Restricted Securities, from the latest such original issue date of such Restricted Securities; provided that the Company may, in its discretion and upon written notice to the Trustee, extend the Resale Restriction Termination Date.

“Restricted Global Security” means one or more global Securities in definitive, fully registered book-entry form without interest coupons, representing a Restricted Security.

“Restricted Securities Legend” has the meaning set forth in Section 2.1(b) of this Appendix A.

“Restricted Security” means a Security sold to QIBs in reliance upon the exemption from registration contained in Rule 144A.

“Rule 144A” means Rule 144A as promulgated by the Commission under the Securities Act, as it may be amended from time to time.

2.	The Securities

2.1	Form and Registration.

(a) Form and Registration. The certificates representing the Securities shall be issued in fully registered form without interest coupons.

(b) Regulation S Global Securities. Securities sold in reliance on the exemption from registration contained in Regulation S shall initially be represented by one or more Regulation S Global Securities, which shall be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC. Each Regulation S Global Security shall bear a Restricted Securities Legend in the form set forth in Exhibit I to this Appendix A (the “Restricted Securities Legend”).

(c) Restricted Global Securities. Securities sold in reliance on the exemption from registration contained in Rule 144A shall be represented by one or more Restricted Global Securities and shall be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC. Each Restricted Global Security shall bear the Restricted Securities Legend.

(d) Ownership. Each Global Security shall be subject to certain restrictions on transfer, set forth in the Indenture and in Section 2.2 and Section 2.3 of this Appendix A. Ownership of beneficial interests in a Global Security shall be limited to Persons who have accounts with DTC or Euroclear and Clearstream, as indirect participants in DTC (“participants”) or Persons who hold interests through participants. Ownership of beneficial interests in a Global Security shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of Persons other than participants). Beneficial owners of interests in a Global Security may hold their interests in such Global Security directly through DTC, if they are participants in such system, or indirectly through organizations that are participants in such system, including Clearstream and Euroclear. So long as DTC or its nominee is the registered owner or Holder of a Global Security, DTC or such nominee, as the case may be, shall be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Indenture and the Securities. No beneficial owner of an interest in a Global Security shall be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Indenture. Payments of the principal, premium, if any, and interest on a Global Security shall be made to DTC or its nominee, as the registered owner thereof. Neither the Company, the Trustee, nor any Paying Agent, Registrar or Transfer Agent shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

(e) No Responsibility for Clearing System Actions. None of the Company, the Guarantor, the Trustee, any Paying Agent, Registrar or Transfer Agent shall have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

(f) Successors; Certificated Securities. If (i) DTC is at any time unwilling or unable to continue as a Depositary for the Global Securities and a successor Depositary is not appointed by the Company within 90 days, (ii) the Company elects to discontinue use of the system of book-entry transfers through DTC or a successor Depositary or (iii) an Event of Default has occurred and is continuing and the Registrar and the Company have received a written request from a beneficial owner of Securities to issue Certificated Securities in respect of its proportionate interest in the Global Security, the Company shall issue Certificated Securities which may bear a Restricted Securities Legend to such requesting beneficial owner, in exchange for their beneficial interests in Global Securities. Holders of an interest in a Global Security may receive Certificated Securities, which may bear the Restricted Securities Legend, in accordance with DTC’s rules and procedures in addition to those provided for under the Indenture; provided, however, that if the Company is issuing Certificated Securities pursuant to the foregoing clause (iii), the Company shall only be required to issue Certificated Securities to the beneficial owners of the Securities who request Certificated Securities.

(g) Certificated Securities. Except as provided in this Section 2.1, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Certificated Securities. In the event of transfer of Global Security to the beneficial owners thereof in the form of Certificated Securities, the Company shall promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form without interest coupons.

2.2	Global Securities.

(a) Each Global Security shall (i) be registered in the name of DTC or its nominee, (ii) be delivered by the Trustee to DTC or pursuant to DTC’s instruction and (iii) bear a legend substantially to following effect:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME

OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEFINITIVE SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(b) Members of, or participants in, DTC, Euroclear or Clearstream shall have no rights under the Indenture with respect to any Global Security held on their behalf by DTC or its nominee, or under a Global Security, and DTC may be treated by the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee as the absolute owner of each Global Security for all purposes whatsoever under the Indenture. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c) Interests of beneficial owners in Global Securities may only be transferred or exchanged for Certificated Securities in accordance with the rules and procedures of DTC and the provisions of the Indenture, including this Appendix A. In addition, certificated Securities shall be transferred to all beneficial owners, in exchange for their beneficial interests in Global Securities in accordance with Section 2.1(f) of this Appendix A.

(d) Transfers between participants in DTC shall be effected in accordance with DTC’s procedures, and shall be settled in same-day funds. Transfers between participants in Euroclear and Clearstream shall be effected in the ordinary way in accordance with their respective rules and operating procedures.

(e) DTC has advised the Company that it will take any action permitted to be taken by a Holder (including the presentation of Securities for exchange) only at the direction of one or more participants to whose account the interest in a Global Security is credited and only in respect of such portion of the Securities as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Securities, DTC may exchange the applicable Global Securities for Certificated Securities which it shall distribute to its participants and which may bear the Restricted Securities Legend.

(f) Subject to compliance with the transfer restrictions applicable to the Global Securities, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, shall be effected through DTC in accordance with DTC’s rules on behalf of each of Euroclear or Clearstream by its common depositary; however, such cross-market transactions shall require delivery of instructions to Euroclear or Clearstream by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels, Belgium time) of such system. Euroclear or Clearstream shall, if the transaction meets its settlement requirements, deliver instructions to its common depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the common depositaries for Euroclear or Clearstream.

(g) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to Section 2.1(f) of this Appendix A the Registrar shall (if one or more Certificated Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more certificated Securities of like tenor and principal amount of authorized denominations.

(h) Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in the other corresponding Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other corresponding Global Security and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Security for as long as it remains such an interest.

(i) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to Section 2.1(f) of this Appendix A, such Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount at maturity of Certificated Securities of authorized denominations.

(j) Any Certificated Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to this Section 2.2 shall bear a Restricted Securities Legend.

(k) The registered Holder of any Global Security may grant proxies and otherwise authorize any Person, including participants in DTC and Persons that may hold interests through participants in DTC to take any action which a Holder is entitled to take under the Indenture or the Securities.

2.3	Special Transfer Provisions.

The following provisions shall apply with respect to the Securities:

(a) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of any Security bearing the Restricted Securities Legend to a Non-U.S. Person:

(i) if the Security to be transferred consists of (A) a Certificated Security, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has delivered to the Trustee a certification substantially in the form of Exhibit 2 to this Appendix A or (B) an interest in the Regulation S Global Security, the transfer of such interest may be effected only through the book entry system maintained by DTC after delivery to the Trustee of a certification substantially in the form of Exhibit 2 to this Appendix A;

(ii) if the Security to be transferred consists of a Certificated Security, upon receipt by the Registrar of instructions given in accordance with DTC’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the Certificated Security, to be transferred, and the Trustee shall cancel the Certificated Security so transferred; and

(iii) if the proposed transferor is a participant in DTC seeking to transfer an interest in a Global Security, upon receipt by the Registrar of written instructions given in accordance with DTC’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Security from which interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the Global Security to be transferred.

(b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of any Security bearing the Restricted Securities Legend to a QIB:

(i) if the Security to be transferred consists of (A) a Certificated Security, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has delivered to the Trustee a certification substantially in the form of Exhibit 3 to this Appendix A or (B) an interest in the Restricted Global Security, the transfer of such interest may be effected only through the book entry system maintained by DTC after delivery to the Trustee of a certification substantially in the form of Exhibit 3 to this Appendix A;

(ii) if the Security to be transferred consists of a Certificated Security, upon receipt by the Registrar of instructions given in accordance with DTC’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Security in an amount equal to the principal amount of the Certificated Security, to be transferred, and the Trustee shall cancel the Certificated Security so transferred; and

(iii) if the proposed transferor is a participant in DTC seeking to transfer an interest in a Global Security, upon receipt by the Registrar of written instructions given in accordance with DTC’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Security from which interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the Restricted Global Security in an amount equal to the principal amount of the Global Security to be transferred.

(c) Restricted Securities Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Restricted Securities Legend, the Registrar shall deliver Securities that do not bear the Restricted Securities Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Restricted Securities Legend, the Registrar shall deliver only Securities that bear the Restricted Securities Legend unless either (i) in the case of the Regulation S Security, the Distribution Compliance Period has terminated, or, in the case of a Restricted Security, the Resale Restriction Termination Date has occurred, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act. Notwithstanding the foregoing sentence, the Company may, in its sole discretion, by delivery of a Company Order to the Trustee, instruct the Trustee to remove the Restricted Securities Legend from a Security after determining that the Restricted Securities Legend is no longer required under applicable securities laws.

(d) Securities Purchased by the Company or the Guarantor. All Securities which are purchased or otherwise acquired by the Company, the Guarantor, any Subsidiary or any subsidiary of the Guarantor may not be resold or otherwise transferred, except in accordance with applicable requirements or exemptions under the relevant securities laws; provided, however, that none of the Trustee, any Paying Agent, the Registrar or any Transfer Agent shall have any obligation to monitor or ensure compliance therewith.

(e) Other Transfers. If a Holder proposes to transfer a Security constituting a Restricted Security pursuant to any exemption from the registration requirements of the Securities Act other than as provided for by this Section 2.3, the Registrar shall only register such transfer or exchange if such transferor delivers an Opinion of Counsel reasonably satisfactory to the Company that such transfer is in compliance with the Securities Act and the terms of the Indenture; provided, however, that the Company may, based upon the opinion of its counsel, instruct the Registrar by a Company Order not to register such transfer in any case where the proposed transferee is not a QIB or a Non-U.S. Person.

(f) General.

(i) By its acceptance of any Security (or any beneficial interest in any Global Security) bearing the Restricted Securities Legend, each Holder of such a Security or Holder of such beneficial interest acknowledges the restrictions on transfer of such Security set forth in Section 2.07(a) of the Indenture, this Appendix A and in the Restricted Securities Legend and agrees that it will transfer such Security only as provided in Section 2.07(a) of the Indenture and this Appendix A. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in Section 2.07(a) of the Indenture and this Appendix A.

(ii) The Registrar shall retain copies of all certificates, letters, notices and other written communications received pursuant to this Section 2.3. The Company shall have the right to inspect and make copies of all such certificates, letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

2.4	Cancellation or Adjustment of Global Security.

At such time as all beneficial interests in a Global Security have either been exchanged for Certificated Securities, redeemed, purchased or canceled, such Global Security shall, upon written request by the Company to the Trustee, be returned to DTC for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the custodian for such Global Security) with respect to such Global Security, by the Trustee or the custodian, to reflect such reduction.

EXHIBIT 1

to

RULE 144/REGULATION S APPENDIX

[FORM OF FACE OF SECURITY]

[[RESTRICTED][REGULATION S] GLOBAL SECURITY]

Include the following legend on all Securities that are Global Securities

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEFINITIVE SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Include the following Restricted Securities Legend on all Securities that are Restricted Securities or Regulation S Securities.

NEITHER THIS GLOBAL SECURITY NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS GLOBAL SECURITY NOR ANY BENEFICIAL INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO CENCOSUD S.A. OR A SUBSIDIARY THEREOF, (2) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT,

(3) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT

Exhibit 1

TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS GLOBAL SECURITY AS SET FORTH IN CLAUSE (4) ABOVE, CENCOSUD S.A. MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS ABSOLUTE DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH SUCH EXEMPTION.

THIS LEGEND MAY BE REMOVED SOLELY IN THE DISCRETION AND AT THE DIRECTION OF CENCOSUD S.A.

Include the following legend on all Securities that are Certificated Securities

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND ANY TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR OR TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exhibit 1

No.	Principal Amount U.S.$[ ]

[If the Security is a Global Security, include the following two lines:

as revised by the Schedule of Increases and

Decreases attached hereto]

CENCOSUD S.A.

4.875% Senior Notes due 2023

[If the Security is a Restricted Security, insert

CUSIP NO. 15132H AD3

ISIN NO. US15132HAD35

COMMON CODE [         ]]

[If the Security is a Regulation S Security, insert

CUSIP NO. P2205J AH3

ISIN NO. USP2205JAH34

COMMON CODE [        ]]

CENCOSUD S.A., a sociedad anónima organized under the laws of Chile, promises to pay to Cede & Co., or registered assigns, the principal amount of Dollars [as revised by the Schedule of Increases and Decreases attached hereto]* on [    ].

Maturity Date: January 20, 2023

Interest Payment Dates: January 20 and July 20.

Record Dates: January 5 and July 5.

Additional provisions of this Security are set forth on the reverse of this Security.

*	Insert for Global Securities

Exhibit 1

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

CENCOSUD S.A.

By
Name:
Title:

Date:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

CENCOSUD S.A.

4.875% Senior Notes due 2023

1.	Interest

Cencosud S.A., a sociedad anónima organized under the laws of Chile (such entity, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above, plus Additional Amounts, if any. The Company will pay interest semi-annually in arrears on January 20 and July 20 of each year, or if any such day is not a Business Day, on the next succeeding Business Day, commencing July 20, 2013. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment

The Company shall pay interest and Additional Amounts, if any, on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the January 5 or July 5 next preceding the Interest Payment Date even if Securities are canceled after the Record Date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in U.S. dollars. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire

Exhibit 1

transfer of immediately available funds to the account specified by The Depository Trust Company. Payments on non-Global Securities shall be made at the office or agency of the Paying Agent and Registrar within The City of New York, New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the Securities Register; provided, however, that payments on non-Global Securities may also be made, in the case of a Holder of at least U.S.$10,000,000 in aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Company and the Trustee to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, The Bank of New York Mellon, a corporation duly authorized and existing under the laws of the State of New York authorized to conduct a banking business (the “Trustee”), will act as Registrar, Paying Agent and Transfer Agent and The Bank of New York Mellon (Luxembourg) S.A. will act as the Luxembourg Paying Agent (the “Luxembourg Paying Agent”) and Luxembourg Transfer Agent (the “Luxembourg Transfer Agent”). The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any Subsidiary may act as Paying Agent or Registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of December 6, 2012 (the “Indenture”), among the Company, Cencosud Retail S.A., as guarantor (the “Guarantor”) the Trustee, as Trustee, Registrar, Paying Agent and Transfer Agent, the Luxembourg Paying Agent and the Luxembourg Transfer Agent. The terms of the Securities include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

The Securities are unsecured and unsubordinated obligations of the Company unlimited in principal amount. [This Security is one of the Original Securities referred to in the Indenture issued in an aggregate principal amount of U.S.$[    ]. The Securities include the Original Securities and any Additional Securities that may be issued under the Indenture.] [This Security is one of the Additional Securities referred to in the Indenture. The Securities include such Additional Securities and the Original Securities in an aggregate principle amount of U.S.$[    ] previously issued under the Indenture.] The Indenture imposes certain limitations on the ability of the Company and the Subsidiaries to, among other things, create or incur Liens and enter into Sale and Leaseback Transactions. The Indenture also imposes limitations on the ability of each of the Company and the Guarantor to consolidate or merge with or into any other Person or convey or transfer its assets substantially as an entity.

To partially guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities (including the payment of Additional Amounts) when and as the same shall be due

Exhibit 1

and payable, the Guarantor has partially, irrevocably and unconditionally guaranteed the Guaranteed Obligations on a general unsecured and unsubordinated basis up to an aggregate amount of U.S.$1,000,000,000 (the “Subsidiary Guarantee”). The Guarantor further agreed under the Indenture to take all corporate action necessary to amend and restate the Subsidiary Guarantee within 45 days of the Issue Date so that it becomes a full, irrevocable and unconditional guarantee of the Guaranteed Obligations and to deliver a supplemental indenture when such amendment and restatement takes place. Neither the Company nor the Guarantor shall be required to make any notation on this Security to reflect any guarantee or any release, termination or discharge thereof.

5.	Optional Redemption

(a) Except as set forth below, the Securities may not be redeemed prior to their Stated Maturity. Neither the Company nor the Guarantor is, however, prohibited from acquiring the Securities by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.

(b) The Securities may be redeemed, in whole but not in part, at the Company’s option, at any time, by the giving of notice as provided in Article III of the Indenture, at a redemption price equal to the greater of (i) 100% of the outstanding principal amount of the Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest on the Securities to be redeemed discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 35 basis points, in each case plus accrued and unpaid interest on the principal amount of the Securities being redeemed to the date of redemption and Additional Amounts, if any. Notwithstanding the foregoing, payments of interest on the Securities will be payable to the Holders of those Securities registered as such at the close of business on the relevant Record Dates according to the terms and provisions of the Indenture.

(c) The Securities may be redeemed, in whole but not in part, at the Company’s option, by the giving of notice as provided in Article III of the Indenture, at a redemption price equal to 100% of the outstanding principal amount of the Securities, together with accrued and unpaid interest to the redemption date and Additional Amounts, if any, if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein, or any change in the official application, administration or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction) in a Relevant Jurisdiction, or any other jurisdiction with the power to impose, levy or assess a Tax, the Company has or will become obligated to pay Excess Additional Amounts, if such change or amendment is announced or occurs on or after the date of the Indenture and such obligation cannot be avoided by the Company taking reasonable measures available to it; provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Excess Additional Amounts, were a payment in respect of the Securities then due. For the avoidance of doubt, reasonable measures shall include a change in the jurisdiction of the paying agent. Prior to the giving of notice of redemption of Securities pursuant to the Indenture, the Company will deliver to the Trustee (i) an Officer’s

Exhibit 1

Certificate to the effect that the Company is or at the time of the redemption will be entitled to effect such a redemption pursuant to the Indenture and (ii) a written opinion of recognized counsel admitted to practice in the applicable Relevant Jurisdiction and independent of the Company to the effect that the Company is, or is expected to become, obligated to pay Excess Additional Amounts as a result of such change or amendment, as described above, and setting forth in reasonable detail the circumstances giving rise to such right of redemption.

6.	Notice of Redemption

Notice of redemption shall be given in accordance with Section 12.01 of the Indenture at least 30 days, but not more than 60 days, before a redemption date to each Holder of Securities to be redeemed. Any notice to Holders of Securities of such a redemption pursuant to paragraph 5(b) shall include the appropriate calculation of the redemption price, but is not required to include the redemption price itself. The actual redemption price, calculated as described in such paragraph 5(b), must be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the redemption date. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent at least one Business Day prior to the redemption date and certain other conditions are satisfied, on and after such date interest shall cease to accrue on such Securities (or such portions thereof) called for redemption.

7.	Sinking Fund

The Securities are not subject to any sinking fund.

8.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. Neither the Trustee nor any Registrar or Transfer Agent need register the transfer of or exchange definitive Securities for a period from the Record Date to the due date for any payment of principal of or interest on the Securities or register the transfer of or exchange any Securities for 15 days prior to selection for redemption through the redemption date.

9.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

10.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at the Company’s written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

Exhibit 1

11.	Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee cash or U.S. Government Obligations as specified in the Indenture for the payment of principal, interest and Additional Amounts, if any, on the Securities to redemption or maturity, as the case may be.

12.	Amendment; Waiver

(a) Subject to certain exceptions and conditions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantor and the Trustee may, among other things, amend, modify or supplement the Indenture or the Securities to cure any ambiguity, or to cure, correct or supplement any defect therein or herein, or in any manner which does not adversely affect the interests of any Holder in any material respect.

(b) Subject to certain conditions set forth in the Indenture, the Company, the Guarantor and the Trustee may modify or amend the Indenture or the terms and conditions of the Securities, and future compliance therewith or past Default by the Company or the Guarantor (other than a default in the payment of any amount, including in connection with a redemption, due on the Securities or in respect of covenant or provision which cannot be modified and amended without the consent of the Holders of all Securities so affected) with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then Outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) or by the adoption of resolutions at a meeting of Holders of Securities by the Holders of at least a majority of the outstanding Securities; provided, however, that without the consent or affirmative vote of each Holder affected thereby, an amendment may not: (i) change the interest rate with respect to the Securities or reduce the principal amount of the Securities or change the time for payment thereof; (ii) modify the obligation to pay Additional Amounts; (iii) change the prices at which the Securities may be redeemed by the Company or change the time at which the Securities may be redeemed in accordance with the Indenture; (iv) change the currency in which, or change the required place at which, payment on principal, premium, if any, or interest on the Securities is payable; (v) impair the right to institute suit for the enforcement of any payment obligation on or with respect to the Security; or (vi) reduce the percentage of principal amount of outstanding Securities whose Holders are required to consent to modify or amend the Indenture or the terms or conditions of the Securities or to waive any future compliance or past default.

13.	Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% of the aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency and the failure by the Guarantor to amend and restate the

Exhibit 1

Subsidiary Guarantee to constitute a full, irrevocable and unconditional guarantee of the Guaranteed Obligations within 45 days of the Issue Date are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Trustee or the Holders of a majority in aggregate principal amount of the outstanding Securities by written notice to the Company may annul and rescind any declaration of acceleration if all amounts then due with respect to the Securities are paid (other than amounts due solely because of such declaration) and all other defaults with respect to the Securities are cured. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

14.	Trustee Dealings with the Company

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	No Recourse Against Others

No director, officer, employee or stockholder, as such, of the Company or the Guarantor shall have any liability for any obligations of the Company or the Guarantor, as applicable, under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the face of this Security.

17.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Exhibit 1

19.	CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP or ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.	Currency of Account; Conversion of Currency

U.S. dollars is the sole currency of account and payment for all sums payable by the Company under or in connection with the Securities or the Indenture, including damages. The Company shall indemnify the Holders as provided in respect of the conversion of currency relating to the Securities and the Indenture.

21.	Agent for Service; Submission to Jurisdiction; Waiver of Immunities

Each of the Company and the Guarantor has appointed CT Corporation System with offices currently at 111 Eight Avenue, 13th floor, New York, New York 10011 as its authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Securities which may be instituted in any U.S. Federal or New York State court in the Borough of Manhattan, The City of New York, New York. Each of the Company and the Guarantor has agreed that any suit, action or proceeding against the Company or the Guarantor, as applicable, brought by any Holder or the Trustee arising out of or based upon the Indenture or the Securities may be instituted in any U.S. Federal or New York State court in the Borough of Manhattan, The City of New York, New York. Each of the Company and the Guarantor has irrevocably submitted to the non-exclusive jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury, any objection it may now or hereafter have to the laying of venue of any such suit, action or proceeding, any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum and any right to which it may be entitled on account of place of residence or domicile. The Company shall furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

Exhibit 1

[FORM OF] ASSIGNMENT FORM

To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                        to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Your Name:
(Print your name exactly as it appears on the face of this Security)

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

Exhibit 1

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of increase or decrease	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee

Exhibit 1

NOTATION OF GUARANTEE

Pursuant to the Indenture, dated as of December 6, 2012 (the “Indenture”), among Cencosud S.A., as issuer (the “Company”), Cencosud Retail S.A., as guarantor (the “Guarantor”), The Bank of New York Mellon, as trustee (the “Trustee”), Registrar, Paying Agent and Transfer Agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent and transfer agent, the Guarantor, subject to the provisions of Article XI of the Indenture, hereby partially, irrevocably and unconditionally guarantees, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns and to any agent appointed thereunder and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the obligations of the Company thereunder, up to an aggregate amount of U.S.$1,000,000,000, that: (a) the principal of and interest, Additional Amounts, if any, and premium, on the Securities, shall be promptly paid in full when due, whether at stated maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest and Additional Amounts on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder or any agent appointed under the Indenture, shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of such extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor shall be obligated to pay or perform the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. The obligations of the Guarantor to the Holders of Securities and to the Trustee and any such agents pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Security, by accepting the same, agrees to and shall be bound by such provisions. Capitalized terms used but not defined herein will have the meaning given them in the Indenture.

THIS NOTATION OF GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

CENCOSUD RETAIL S.A., as Guarantor

By
Name:
Title:

By
Name:
Title:

Exhibit 1

EXHIBIT 2

to

RULE 144/REGULATION S APPENDIX

FORM OF CERTIFICATE TO BE DELIVERED

BY TRANSFERORS IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S

[Date]

Cencosud S.A.

Av. Kennedy 9001, 6th floor, Las Condes

Santiago, Chile

Attention: Juan Manuel Parada

Telephone: +56 (2) 2959-0000

Fax: +56 (2) 2959-0625

The Bank of New York Mellon

101 Barclay Street, Floor 4E

New York, New York 10286

USA

Attention: International Corporate Trust

Fax: 212-815-5603

Re:	Cencosud S.A. (the “Company”)

4.875% Senior Notes due 2023 (the “Securities”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture dated as of December 6, 2012 in regard of the Securities among the Company, as issuer, Cencosud Retail S.A., as guarantor, The Bank of New York Mellon, as Trustee, Registrar, Paying Agent and Transfer Agent and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent (the “Indenture”). Capitalized terms used but not defined herein will have the meaning given them in the Indenture.

In connection with our proposed transfer of U.S.$         aggregate principal amount of Securities, which are held in [the form of a beneficial interest in the Regulation S Global Security (CUSIP No. P2205J AH3; ISIN Number USP2205JAH34) with DTC in the name of the undersigned] [certificated form], we confirm that such transfer has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a) the offer of the Securities was not made to a Person in the United States;

(b) either (i) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

Exhibit 2

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

(e) we have advised the transferee of the transfer restrictions applicable to the Securities; and

(f) if the offer of the Securities was made prior to the expiration of the Distribution Compliance Period, the offer of the Securities was not made to a U.S. Person or for the account or benefit of a U.S. person.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferor]

By:
Authorized Signature

Exhibit 2

EXHIBIT 3

to

RULE 144/REGULATION S APPENDIX

FORM OF TRANSFER CERTIFICATE TO BE DELIVERED

BY TRANSFERORS IN CONNECTION WITH TRANSFERS

PURSUANT TO RULE 144A

[Date]

Cencosud S.A.

Av. Kennedy 9001, 6th floor, Las Condes

Santiago, Chile

Attention: Juan Manuel Parada

Telephone: +56 (2) 2959-0000

Fax: +56 (2) 2959-0625

The Bank of New York Mellon

101 Barclay Street, Floor 4E

New York, New York 10286

USA

Attention: International Corporate Trust

Fax: 212-815-5603

Re:	Cencosud S.A. (the “Company”)

4.875% Senior Notes due 2023 (the “Securities”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture dated as of December 6, 2012 in regard of the Securities among the Company, as issuer, Cencosud Retail S.A., as guarantor, The Bank of New York Mellon, as Trustee, Registrar, Paying Agent and Transfer Agent and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent (the “Indenture”). Capitalized terms used but not defined herein will have the meaning given them in the Indenture.

This letter relates to U.S.$         aggregate principal amount of the Securities which are held in [the form of a beneficial interest in the Regulation S Global Security (CUSIP No. P2205J AH3; ISIN Number USP2205JAH34) with DTC in the name of the undersigned] [certificated form].

Exhibit 3

The undersigned has requested transfer of such Securities to a Person who will take delivery thereof in the form of a beneficial interest in the Restricted Global Security (CUSIP No. 15132H AD3; ISIN Number US15132HAD35). In connection with such transfer, the undersigned does hereby confirm that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and on the Securities and pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended, and accordingly, the undersigned represents that:

a. the Securities are being transferred to a transferee that the undersigned reasonably believes is purchasing the Securities for its own account or one or more accounts with respect to which the transferee exercises sole investment discretion; and

b. the undersigned reasonably believes that transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

[NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

Exhibit 3